ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------

     This Asset Purchase and Sale Agreement (the "Agreement") is made and entered into this 22st day of November 2000, by and between Penn Virginia Oil & Gas Corporation, a Virginia corporation ("Seller"), and Energy Corporation of America, a West Virginia corporation ("Buyer") or its designated affiliate.

                                   BACKGROUND
                                   ----------

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets (as defined in Section 1 hereof) in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     SALE  AND  PURCHASE  OF  THE  ASSETS.  On the Closing Date (as defined in
       ------------------------------------
Section 11 hereof), Seller shall sell, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the following assets (collectively, the "Assets"):

a.     OIL  AND  GAS  LEASES.  The oil, gas and mineral leases and the leasehold
       ---------------------
estates created thereby, described on Schedule 1(a) hereto (collectively, the "Leases"), insofar as the Leases cover and relate to the land and depths described therein (the "Lands"), together with corresponding interests in and to all the property and rights incident thereto, including all rights in any royalties other than those described on Schedule 1(a)(1), overriding royalties, pooled or unitized acreage by virtue of the Lands being a part thereof, all production from the pool or unit allocated to any such Lands, and all interests in any Wells (as defined in Section 1(b) hereof) within the pool or unit associated with the Lands;

b.     WELLS.  All  producing,  non-producing  and  shut-in  oil  and gas wells,
       -----
injection wells and water wells located on the Lands, or lands pooled or unitized therewith, which wells are described in Schedule 1(b) hereto (collectively, the "Wells"), and all personal property, equipment, fixtures, and improvements located on and appurtenant to the Lands insofar as they are used or were obtained in connection with the operation of the Leases insofar as they cover the Lands or relate to the exploration for, development, production, treatment, transportation, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto;

c     PIPELINES.  All  of  those  certain  pipelines  and  related  separating
       ---------
equipment and meter stations, compressors and compressor stations, valves, pumps, and other equipment, personal property and fixtures described on Schedule 1(c) hereto (collectively the "Pipelines");

d.     CONTRACTS.  All  contracts  and  contractual  rights,  obligations  and
       ---------
interests, including all farmout and farmin agreements, operating agreements, production sales and purchase contracts, surface leases, gas purchase agreements, transportation agreements, gathering agreements, marketing agreements and other similar agreements, and other contracts or agreements covering or affecting any or all of the Assets, including the Pipelines, which contracts and agreements are described in Schedule 1(d) hereto;

e.     CERTAIN  PARTNERSHIP  INTERESTS.  All of the general partnership, limited
       -------------------------------
partnership and other interests of Seller in those partnerships and other entities described in Schedule 1(e) hereto;

f.     RIGHTS  -  OF - WAY.  All of the rights-of-way, easements, surface deeds,
       -------------------
surface use agreements and other similar agreements described on Schedule 1(f) hereto;

g.     RECORDS.  All  books,  files,  records,  maps,  correspondence,  studies,
       -------
surveys, reports and other data in the possession of Seller and relating to the Assets (the "Records") as described in Section 18 hereof;


h.     SECTION  29  TAX CREDITS.  All of Seller's interest and rights to Section
       ------------------------
29  Tax  Credits  relating  to  the  Assets;  and

i.     CERTAIN FEE INTERESTS.  Those certain oil and gas fee estates and surface
       -
fee  estates  described  on  Schedule  1(i)  hereto.

2.     PURCHASE  PRICE.  The  total  purchase  price for the Assets shall be (a)
       ---------------
Fifty-Eight Million Six Hundred Thousand Dollars ($58,600,000.00) payable in cash plus (b) the assumption by Buyer of all of Seller's obligations under that certain Agreement (the "Roberts Project Agreement") dated January 11, 1993 between Seller (as successor to C. D. & G. Development Company) and C. D.
Roberts, d/b/a The Roberts Project (the "Purchase Price"), subject to any applicable adjustments as hereinafter provided. The parties agree that the Purchase Price shall be allocated among the Assets in the manner described on
Schedule  2  hereto.

a.     DEPOSIT.  Upon  execution of this Agreement, Buyer shall tender to Seller
       -------
by wire transfer into an interest bearing joint control account to be established at Suntrust Bank, East Tennessee, N.A. (the "Bank") styled "Penn Virginia/Energy Corp Account" that amount equal to 10% of the cash portion of the Purchase Price as a performance deposit (the "Deposit"). In the event the transaction contemplated hereby is consummated in accordance with the terms hereof, the Deposit, including interest, shall be applied to the Purchase Price to be paid by Buyer at the Closing (as defined in Section 11 hereof). In the event this Agreement is terminated, the Deposit, including interest, shall be returned to Buyer or retained by Seller as provided in Sections 9(f) or 16 hereof.

b.     ADJUSTMENTS  TO PURCHASE PRICE.  The Purchase Price shall be increased or
       ------------------------------
decreased,  as  the  case  may  be,  in  accordance  with  the  following:

i.     EXPENSES,  TAXES,  ETC.  Appropriate  adjustments  shall  be  made to the
       ----------------------
Purchase Price so that (A) Buyer will bear all expenses which are incurred in respect of the Assets after the Effective Date (as defined in Section 11 hereof) and Buyer will receive all proceeds in respect of the Assets attributable to the period after the Effective Date and (B) Seller will bear all expenses which are incurred in respect of the Assets before the Effective Date, and Seller will receive all proceeds collectible in respect of the Assets attributable to the period prior to the Effective Date (regardless of whether such proceeds are received prior to or after the Effective Date). It is agreed that, in making such adjustments, all property and other taxes attributable to the Assets shall be apportioned on a calendar year basis as of the Effective Date based upon 2000 taxes assessed on the Assets. Furthermore, notwithstanding anything to the contrary set forth in Section 2(b)(i) hereof, Seller shall retain (A) any administrative cost reimbursements payable with respect to the Assets at any time prior to Closing, which reimbursements shall not be less than that amount equal to (x) $150 times (y) the number of Wells transferred to Buyer in connection herewith times (z) the number of months, or any portion thereof, existing between the Effective Date and Closing and (B) any damages or other proceeds payable to Seller in connection with that certain claim entitled Penn Virginia Oil & Gas Corporation v. Virginia Gas Exploration Company; and

ii.     TITLE  DEFECTS.  Appropriate  adjustments  shall  also  be  made  to the
        --------------
Purchase Price to account for Title Defects (as defined in Section 9(b)(i) hereof) determined to exist in accordance with Section 9 hereof.

3.     ASSUMPTION  OF  LIABILITIES.  Buyer  shall  assume  and discharge (a) all
       ---------------------------
liabilities and obligations of Seller for all currently existing and future liabilities arising with respect to the Assets under any Environmental Law (as defined in section 9(b)(iv) hereof) and (b) all liabilities and obligations of Seller pertaining to the Assets which are attributable to the ownership and/or operation of the Assets from and after the Effective Date.

4.     REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and warrants
       ----------------------------------------
to  Buyer  as  follows:

a.     ORGANIZATION.  Seller  is  a corporation duly organized, validly existing
       ------------
and in good standing under the laws of the Commonwealth of Virginia and is qualified or registered as a foreign entity in each jurisdiction where it is required to be so qualified and registered except where the failure to so qualify would not have a material adverse effect on the Seller's ownership, operation or value of the Assets.

b.     AUTHORITY.  Seller  has  full  power  and  authority  and  has  taken all
       ---------
requisite action, corporate or otherwise, to authorize Seller to carry on Seller's business as presently conducted, to own the Assets, to enter into this Agreement and to perform Seller's obligations under this Agreement. Neither the execution and delivery of this Agreement nor the performance by Seller of its obligations hereunder will (i) violate Seller's Articles of Incorporation or Bylaws, (ii) violate or constitute a default under any law, regulation, contract, agreement, consent, decree or judicial order by which Seller or any of its officers, directors or shareholders are bound or (iii) result in the creation of any Title Defect upon the Assets.

c.     ENFORCEABILITY.  This  Agreement  has been duly executed and delivered on
       --------------
behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles. At the Closing, all documents required hereunder to be executed and delivered by Seller shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

d.     CONTRACTS.  Schedules  1(a),  1(d),  1(e)  and 1(f) contain a list of all
       ---------
material contracts affecting the Assets. Seller has received no notice of its default under any of such contracts. Such contracts are in full force and effect and have not been modified or amended subsequent to the date hereof.

e.     PREFERENTIAL  PURCHASE  RIGHTS/CONSENTS.  Schedule  4(e)  sets  forth all
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consents,  approvals, waivers and authorizations (collectively, "Consents"), and all preferential purchase rights required to be obtained ("Pref Rights"), in connection with the sale of the Assets to Buyer.

f.     LITIGATION  AND  CLAIMS.  Except as described on Schedule 4(f), no claim,
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demand,  filing,  cause  of  action, administrative proceeding, lawsuit or other litigation is pending or, to Seller's knowledge, threatened with respect to Seller or the Assets that could now or hereafter materially adversely affect the ownership, operation or value of the Assets.

g.     FINDER'S  FEES.  Seller  has  not  incurred  any liability, contingent or
       ---------------
otherwise, for brokers' or finders' fees in respect to this transaction for which Buyer shall have any responsibility whatsoever.

h.     COMPLIANCE  WITH  LAWS.  Seller  has  no  actual  knowledge,  and has not
       -----------------------
received any notice from any federal, state or municipal authority that the Assets or Seller's use thereof in its business, are not in material compliance with all laws, rules, regulations and permits relating to the Assets except for such non-compliance and violations which, individually or in the aggregate, would not have a material adverse effect on the ownership, operation or value of the Assets. Seller will promptly notify Buyer upon receipt of any such notice.

i.     TITLE.  Seller  owns  the  Assets  free  and  clear  of  all  liens  and
       -----
encumbrances (except as disclosed in the Schedules hereto) arising by, through or under Seller.

j.     ENVIRONMENTAL  ISSUES.
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     To  the best of its knowledge, Seller has complied in all material respects with all Environmental Laws (as defined in Section 9(b)(iv) hereof) and with the terms of all permits, licenses, orders, decrees and agreements thereunder. Except as set forth in Schedule 4(j), Seller is not aware of, and has not received notice from any person or entity asserting or alleging (i) any non-compliance with the Environmental Laws by Seller relating to the operation and ownership of the Assets; (ii) any liability in connection with the release, spill, discharge, storage, disposal or presence of any pollutants, contaminations, chemicals, industrial, toxic or hazardous substances or wastes, petroleum, petroleum products or wastes and natural gas by-products, liquids or wastes (collectively, "Hazardous Materials"), including but not limited to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act or similar state "Superfund" laws, relating in any way to the Assets; or (iii) the release, discharge or presence of any Hazardous Materials at, on, under or from any of the Assets requiring cleanup or other remedial action pursuant to the Environmental Laws.

k.     Financial  Data.  To  Seller's  knowledge, all financial data provided by
       ---------------
Seller to Buyer relating to the Assets is true and accurate in all material respects.

5.     REPRESENTATIONS  AND  WARRANTIES OF BUYER.  Buyer represents and warrants
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to  Seller  as  follows:

a.     ORGANIZATION.  Buyer  is  a  West  Virginia  corporation  duly organized,
       ------------
validly existing and in good standing under the laws of the state of its organization and is qualified or registered as a foreign entity in each jurisdiction where it is required to be so qualified and registered except where the failure to so qualify would not have a material adverse effect on Buyer's business.

b.     AUTHORITY.  Buyer  has  full  power  and  authority  and  has  taken  all
       ---------
requisite action, corporate or otherwise, to authorize Buyer to carry on Buyer's business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms described in this Agreement and to perform its obligations under this Agreement. Neither the execution and delivery of this Agreement nor the performance by Buyer of its obligations hereunder will (i) violate Buyer's Articles of Incorporation or Bylaws or (ii) violate or constitute a default under any law, regulation, contract, agreement, consent, decree or judicial order by which Buyer or any of its directors, officers or shareholders are bound.

c.     ENFORCEABILITY.  This  Agreement  has been duly executed and delivered on
       --------------
behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles. At the Closing, all documents required hereunder to be executed and delivered by Buyer shall be duly authorized, executed and delivered and shall constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

d.     STATUS  OF  BUYER.  Buyer  represents that by reason of its knowledge and
       -----------------
experience in the evaluation, acquisition, and operation of oil and gas properties, Buyer has performed, or will perform before Closing, a due diligence review of the Assets and will have evaluated the merits and risks of purchasing the Assets from Seller and has formed an opinion as to the value and purchase of the Assets based solely on Buyer's knowledge and experience and not on any representations or warranties by Seller except as otherwise provided in this Agreement Buyer is acquiring the Assets for its own account and without a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended.

e.     FINDER'S  FEES.  Buyer  has  not  incurred  any  liability, contingent or
       --------------
otherwise, for brokers' or finders' fees in respect to this transaction for which Seller shall have any responsibility whatsoever.

6.     COVENANTS  OF  SELLER.
       ---------------------

a.     CONDUCT OF BUSINESS PENDING CLOSING.  Seller covenants that from the date
       -----------------------------------
     hereof  to  the  Closing  Date,  Seller  will:

i.     ORDINARY COURSE OF BUSINESS, ETC.  Not (A) act in any manner with respect
       --------------------------------
     to the Assets other than in the normal, usual and customary manner, consistent with prior practice; (B) dispose of, encumber or relinquish any of the Assets (other than in the ordinary course of business or as a result of the expiration of Leases or other agreements or contracts that Seller has no right or option to renew); (C) waive, compromise or settle any material right or claim with respect to any of the Assets; (D) make capital or workover expenditures with respect to the Assets in an amount which exceeds $25,000 without Buyer's consent, except when required by an emergency when there shall have been insufficient time to obtain advance consent; (E) abandon any Well unless required to do so by a governmental or regulatory agency or (F) modify or terminate any Lease or other material agreement or contract.

ii.     PERMITS,  ETC.  Cooperate  with  Buyer  in  the  notification  of  all
        -------------
applicable  governmental regulatory authorities of the transactions contemplated
        -
hereby and cooperate with Buyer in obtaining the issuance by each such authority of such permits, licenses and authorizations as may be necessary for Buyer to own and operate the Assets following the consummation of the transactions contemplated by this Agreement.

iii.     PREFERENTIAL RIGHTS AND CONSENTS.  Use commercially reasonable efforts,
         --------------------------------
consistent with industry practices in transactions of this type, to identify, with respect to all material Assets, (i) all Pref Rights and requirements that Consents be obtained which would be applicable to the transactions contemplated hereby and (ii) the names and addresses of parties holding such rights; in attempting to identify such Pref Rights and Consents, and the names and addresses of such parties holding the same, Seller shall in no event be obligated to go beyond its own records. Seller will request, from the parties so identified (and in accordance with the documents creating such Pref Rights and Consents), execution of Consents and/or waivers of Pref Rights so identified. If any holder of any right to Consent does not respond (a "Non-response Consent Holder") to Seller's notice by 15 days after the date of such notice, the Consent of such holder shall be deemed to have been obtained on that 15th day (a "Non-response Consent").

b.     ACCESS.  Seller  shall afford to Buyer and its authorized representatives
       ------
reasonable access, at Buyer's sole risk and expense, from the date hereof until the Closing Date during normal business hours, to (i) the Assets operated by Seller, provided, however, that Buyer shall indemnify and hold harmless Seller from and against any and all Damages (as defined in section 14 hereof) arising from Buyer's inspection of the Assets, and (ii) Seller's Records.

7.     CONDITIONS  PRECEDENT  TO  THE OBLIGATIONS OF SELLER.  The obligations of
       ----------------------------------------------------
Seller to be performed at the Closing are subject to the fulfillment (or waiver by Seller in its sole discretion), before or at the Closing, of each of the following conditions:

a.     REPRESENTATIONS  AND  WARRANTIES.  The  representations and warranties by
       --------------------------------
Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing as though made at and as of the Closing and Buyer shall have delivered a certificate to such effect to Seller; and Buyer shall have performed and complied with in all material respects all covenants and agreements required to be performed and satisfied by it at or prior to Closing.

b.     NO  LITIGATION.  There  shall  be  no suits, actions or other proceedings
       --------------
pending or threatened to enjoin the consummation of the transactions contemplated by this Agreement or seeking substantial damages against Seller or Buyer in connection therewith.

c.     PURCHASE  PRICE.  Buyer  shall  have  delivered  the  cash portion of the
       ---------------
Purchase Price to Seller in immediately available funds by wire transfer and shall have executed and delivered to Seller an agreement assuming Seller's obligations under the Roberts Project Agreement in form mutually acceptable to Seller and Buyer

d.     CONVEYANCE  DOCUMENTS.  Buyer shall have executed and delivered to Seller
       ---------------------
(i) instruments of assignment and deeds in forms mutually acceptable to Buyer and Seller effectuating the transfer of the Assets as contemplated herein (the "Transfer Documents"), (ii) division orders, transfer orders or letters in lieu thereof directing all purchasers of production from the Assets to make payment of proceeds attributable to such production occurring on or after the Effective Date to Buyer and (iii) all appropriate state or local forms required to be executed to effect the administrative change of operator of such Assets from Seller to Buyer.

e.     CERTIFICATES.  Buyer  shall deliver to Seller the following certificates:
       ------------

i.     SECRETARY'S  CERTIFICATE.  A  certificate  signed  by  the  Secretary  or
       ------------------------
Assistant Secretary of Buyer certifying as to the truthfulness, completeness and accuracy of the attached copies of Buyer's Articles of Incorporation and resolution of its Board of Directors and, if necessary, shareholders authorizing all actions of Buyer contemplated hereunder; and

ii.     GOOD  STANDING CERTIFICATE.  A good standing certificate of Buyer issued
        --------------------------
by the state of Buyer's incorporation and a certificate of qualification for Buyer to do business in the states of Kentucky and West Virginia and the Commonwealth of Virginia.

f.     DEFECT  VALUE.  The  adjustments made to the Purchase Price on account of
       -------------
Title Defects, if any, shall not, in the aggregate, exceed 35% of the Purchase Price.

8.     CONDITIONS  PRECEDENT  TO  THE  OBLIGATIONS OF BUYER.  The obligations of
       ----------------------------------------------------
Buyer to be performed at the Closing are subject to the fulfillment (or waiver by Buyer in its sole discretion), before or at the Closing, of each of the following conditions:

a.     REPRESENTATIONS  AND  WARRANTIES.  The  representations and warranties by
       --------------------------------
Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing as though made at and as of the Closing and Seller shall have delivered a certificate to such effect to Buyer; and Seller shall have performed and complied with in all material respects all covenants and agreements required to be performed and satisfied by it at or prior to Closing.

b.     NO  LITIGATION.  There  shall  be  no suits, actions or other proceedings
       --------------
pending or threatened to enjoin the consummation of the transactions contemplated by this Agreement or seeking substantial damages against Seller or Buyer in connection therewith.

c.     CONVEYANCE  DOCUMENTS.  Seller shall have executed and delivered to Buyer
       ---------------------
(i) the Transfer Documents, (ii) division orders, transfer orders or letters in lieu thereof directing all purchasers of production from the Assets to make payment of proceeds attributable to such production occurring on or after the Effective Date to Buyer and (iii) all appropriate state or local forms required to be executed to effect the administrative change of operator of such Assets from Seller to Buyer.

d.     CERTIFICATES.  Seller  shall deliver to Buyer the following certificates:
       ------------

i.     SECRETARY'S  CERTIFICATE.  A  certificate  signed  by  the  Secretary  or
       ------------------------
Assistant Secretary of Seller certifying as to the truthfulness, completeness and accuracy of the attached copies of Seller's Articles of Incorporation and resolution of its Board of Directors and, if necessary, shareholders authorizing all actions of Seller contemplated hereunder; and

ii.     GOOD STANDING CERTIFICATE.  A good standing certificate of Seller issued
        -------------------------
by the Commonwealth of Virginia and a certificate of qualification for Seller to do business in the states of Kentucky and West Virginia and the Commonwealth of Virginia.

e.     DEFECT VALUE.    The adjustments made to the Purchase Price on account of
       ------------
Title Defects, if any, shall not, in the aggregate, exceed 35% of the Purchase Price.


9.     TITLE  MATTERS.
       --------------

a.     TITLE  ADJUSTMENT.  Buyer  shall  notify Seller in writing of any claimed
       -----------------
Title Defects promptly upon Buyer's discovery thereof and in no event later than ten (10) business days prior to Closing ("Title Defects Notice"). The Title Defects Notice shall set forth in reasonable detail (i) the Well, Lease or other Asset with respect to which a claimed Title Defect is made, (ii) the nature of such claimed Title Defect and (iii) Buyer's calculation of the value of each claimed Title Defect in accordance with the guidelines set forth in
Section 9(d) hereof. Any Title Defect that is not identified in the Title Defects Notice shall thereafter be forever waived and expressly assumed by Buyer and shall be deemed to have become a Permitted Encumbrance; provided, however, that nothing contained herein shall be deemed to limit Buyer's right to indemnification under Sections 14(b)(ii) and 30 hereof.

b.     DEFINITIONS.  The  following  terms shall have the following meanings for
       -----------
purposes  of  this  Agreement:

i.     "TITLE  DEFECT"  shall mean, with respect to Seller's interest in each of
        -------------
the Wells listed on Schedule 1(b) any (A) lien, mortgage, pledge (other than liens, mortgages and pledges to be released at Closing), claim, charge, option or other defect which would materially affect or interfere with the operation, use, ownership or value of such Well other than Permitted Encumbrances and which results in (1) Seller being entitled to receive a percentage of all proceeds of production therefrom less than the Net Revenue Interest of Seller set forth on Schedule 1(b) for such Well, or (2) Seller being obligated to pay costs and expenses relating to the operations on and the maintenance and development of such Well in an amount greater than the Working Interest set forth in Schedule 1(b), without a corresponding increase in the Net Revenue Interest for such Well, (B) any requirement for consent to assignment or other defect which if not obtained or cured would materially affect or interfere with the operation, use, ownership or value of such Well or (C) any Adverse Environmental Condition.

ii.     "NET  REVENUE  INTEREST"  shall  mean  Seller's  interest  in and to all
         ----------------------
production of oil, gas and other minerals saved, produced and sold from any Well after giving effect to all valid lessor's royalties, overriding royalties, production payments, carried interests, liens and other encumbrances or charges against production therefrom.


iii.     "WORKING  INTEREST"  shall  mean,  with  respect  to any Well, Seller's
          -----------------
interest in and to the full and entire leasehold estate created under and by virtue of the Leases held in connection with such Well and all rights and obligations of every kind and character appurtenant thereto or arising therefrom, without regard to any valid lessor's royalty, overriding royalties, production payments, carried interests, liens, or other encumbrances or charges against production therefrom insofar as such interest in said leasehold estate is burdened with the obligation to bear and pay costs of operations.

iv.     "ADVERSE  ENVIRONMENTAL  CONDITION"  shall mean (A) any contamination or
         ---------------------------------
condition exceeding currently-allowed regulatory limits and not otherwise permanently authorized by permit or law, resulting from any discharge, release, disposal, production, storage, treatment, seepage, escape, leakage, emission, emptying, leaching or any other activities on, in or from any of the Lands, or the migration or transportation from other lands to any of the Lands, prior to the Effective Date, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances subject to regulation relating to the protection of the environment under current or future federal, state or local laws or statutes ("Environmental Laws") and (B) any such contamination or condition temporarily authorized by permit, fee agreement or other arrangement.

v.     "PERMITTED  ENCUMBRANCES"  shall  mean:
        -----------------------

A. Lessors' royalties, overriding royalties, reversionary interests and similar burdens if the cumulative effect of the burdens does not operate to reduce the interest of Seller with respect to all oil and gas produced from any Well below the Net Revenue Interest for such Well set forth in Schedule 1(b);

B. Division orders and sales contracts terminable without penalty upon no more than 90 days notice to the purchaser except as set forth on Schedule 9(d)(v);

C. Materialman's, mechanic's, repairman's, employee's, contractor's, operator's , tax, and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business or if delinquent, that are being contested in good faith by appropriate action of which Buyer is notified in writing before Closing;

D. All Non-response Consents and all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

E. Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with the oil and gas operations to be conducted with respect to the Assets;

F. All operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Assets;

G. Conventional rights of reassignment prior to release or surrender requiring notice to the holders of the rights;

H. All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of governmental authority;

I. The terms and conditions of the Leases, and of all other agreements affecting the Assets; and

J. Any Title Defects Buyer may have expressly waived in writing or which are deemed to have become Permitted Encumbrances under section 9(a).

     Nothing contained in this Section 9(v) shall be deemed to limit Buyer's right to indemnification under Sections 14(b)(ii) and 30 hereof.

vi.     "DEFECT  VALUE"  shall mean the amount which is determined in accordance
         -------------
with Section 9(d) below with respect to each Title Defect which is accepted by Seller or determined to be a Title Defect pursuant to section 9(c).

c.     DETERMINATION  OF  TITLE  DEFECTS  AND  DEFECT  VALUES.  Within  five (5)
       ------------------------------------------------------
business days after Seller's receipt of the Title Defects Notice, Seller shall notify Buyer whether Seller agrees with Buyer's claimed Title Defects and/or the proposed Defect Values therefor ("Seller's Response"). If Seller does not agree with any claimed Title Defect and/or the proposed Defect Value therefor, then the parties shall enter into good faith negotiations and shall attempt to agree on such matters. If the parties cannot reach agreement concerning either the existence of a Title Defect or a Defect Value prior to Closing, upon either party's written request, the parties shall retain a mutually agreed upon and appropriate independent consultant in the state in which the Asset affected by the claimed Title Defect is located to resolve all points of disagreement relating to Title Defects and Defect Values. If within 10 days after the date of such written request, the parties have not chosen such consultant, each party shall retain such a consultant and those two consultants shall retain a third such consultant. The cost of any such consultants shall be borne 50% by Seller and 50% by Buyer. Each party shall present a written statement of its position on the Title Defect and/or Defect Value in question to the consultants within five (5) business days after the third consultant is selected, and the consultants shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten (10) business days of receipt of such position statements. The determination by the consultants shall be conclusive and binding on the parties, and shall be enforceable against any party in any court of competent jurisdiction. If necessary, the Closing Date shall be deferred only as to those Assets affected by any unresolved disputes regarding the existence of a Title Defect and/or the Defect Value until the consultants have made a determination of the disputed issues with respect thereto; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the Closing Date shall not be deferred with respect to any Assets subject to unresolved disputes in any event for more than thirty (30) days beyond the original Closing Date. All Assets as to which no such dispute(s) exist shall be conveyed to Buyer subject to the terms of this Agreement at Closing. Once the consultants' determination has been expressed to both parties, Seller shall have five (5) business days in which to advise Buyer in writing which of the options available to Seller under section 9(e) below Seller elects regarding each of the Assets as to which the consultant has made a determination.

d.     CALCULATION  OF  DEFECT  VALUE.
       ------------------------------

i.     DIFFERENT INTERESTS.  If a Title Defect is based upon Buyer's notice that
       -------------------
     Seller owns a lesser interest, or the notice is from Seller to Buyer to the effect that Seller owns a greater interest in any Well than that shown on
Schedule 1(b), then the Purchase Price shall be reduced or increased, as appropriate, by an amount equal to the product of:

(A) (1) if all of Seller's interests in such Well are affected, the allocated value of such Well as set forth on Schedule 2 or (2) if less than all of Seller's interests in such Well are affected, that portion of the allocated value of such Well as set forth on Schedule 2 as is attributable to the affected interest, times

(B) a fraction, the numerator of which is the amount of lesser or greater interest set forth in the notice and the denominator of which is the respective interest set forth on Schedule 1(b).

ii.     PREF  RIGHTS;  CONSENTS.  In  the  event  a  third  party  exercises  an
        -----------------------
applicable Pref Right or fails to grant a Consent necessary to transfer the Assets to Buyer, the Purchase Price shall be reduced by the amount allocated to the affected Asset as set forth on Schedule 2 or a prorata portion thereof calculated in accordance with Section 9(d)(i) above if the Pref Right affects less than 100% of an Asset.

iii.     LIENS.  If  a  Title Defect is a lien, encumbrance or other charge upon
         -----
an Asset which is liquidated in amount, then the adjustment shall be the sum necessary to be paid to the obligee to remove the Title Defect from the affected Asset, and Seller shall pay such sum to obligee at Closing. However, Seller reserves the right to retain the obligation of this Title Defect and elect to challenge the validity of any such Title Defect or any portion thereof, and Buyer shall extend reasonable cooperation to Seller in such efforts at no risk or expense to Buyer. If a Title Defect represents an obligation or burden upon the affected Asset for which the economic detriment to Buyer is not liquidated but can be estimated with reasonable certainty, the adjustment shall be the sum Seller and Buyer mutually agree upon as necessary to compensate Buyer at Closing for the adverse economic effect which such Title Defect will have on the affected Asset.

iv.     ADVERSE  ENVIRONMENTAL  CONDITION.  If  a  Title  Defect  is  an Adverse
        ---------------------------------
Environmental Condition, the Purchase Price shall be reduced by the cost to remediate such condition, and any penalties imposed by any governmental agency payable as a result of such condition.

e.     REMEDIES  FOR  TITLE  DEFECT.  Seller  shall  have the right, but not the
       ----------------------------
obligation, to cure any Title Defect accepted by Seller or determined to be a Title Defect pursuant to Section 9(c) above. With respect to Title Defects involving lack of a leasehold interest, such Defect shall be considered cured if Seller acquires the leasehold or rights to acquire the leasehold by the drilling of a well within a six month period. With respect to any Title Defect that Seller elects not to cure or that Seller fails to cure at or prior to Closing, the following shall occur:

i.     DEFECTS  OTHER  THAN  ADVERSE ENVIRONMENTAL CONDITIONS.  In the event the
       ------------------------------------------------------
Title Defect is a defect other than an Adverse Environmental Condition, Seller shall have the option to:

A.     EXCLUDE  ASSET.  Exclude  the Asset subject to the Title Defect from this
       --------------
Agreement, in which event the Purchase Price shall be reduced by the value allocated to the affected Asset as set forth on Schedule 2; or

B.     SELL  ASSET  SUBJECT  TO  DEFECT.  Sell  the  Asset subject to such Title
       --------------------------------
Defect to Buyer, in which event the Purchase Price shall be reduced by the Defect Value for such Title Defect.


ii.     ADVERSE  ENVIRONMENTAL  CONDITIONS.  In the event the Title Defect is an
        ----------------------------------
Adverse  Environmental  Condition,  Seller  shall  have  the  option  to:

A.     REMEDIATION.  Agree  to remediate such Adverse Environmental Condition at
       -----------
Seller's sole cost in accordance with applicable Environmental Laws, and there shall be no adjustment to the Purchase Price in respect of the remediation of such Adverse Environmental Condition and the provisions of section 14(a)(ii) hereof shall thereafter apply in all respects. If Seller elects this option Seller will exercise all reasonable efforts and diligence to complete remediation within six (6) months of the Closing Date, but any failure to complete its efforts by such time shall not relieve Seller of its duty to satisfy its obligation hereunder. Buyer shall allow Seller and its agents and representatives such access to the Assets as is reasonably necessary for performance of remediation work. Seller will conduct such work so as not to unreasonably interfere with Buyer's operations;

B.     REDUCE  PURCHASE  PRICE.  Reduce  the  Purchase  Price  by the applicable
       -----------------------
Defect Value of the Asset affected by such Adverse Environmental Condition, in which event Seller shall have no other or further obligation or liability in respect of such Adverse Environmental Condition and the provisions of Section 14(a)(ii) shall thereafter apply in all respects; or

C.     EXCLUDE  ASSET.  Exclude  the  Asset  which  contains  the  Adverse
       --------------
Environmental Condition from this Agreement in which event the Purchase Price shall be reduced by the value allocated to the affected Asset as set forth in
Schedule  2.

Notwithstanding the foregoing, no downward adjustment of the Purchase Price on account of Title Defects shall occur unless the aggregate amount of the Defect Values determined in accordance with this Section 9 exceeds Three Hundred Fifty Thousand Dollars ($350,000) ("Title Basket Value"), and the amount of downward adjustment shall be the aggregate amount of Defect Values counted after reaching the Title Basket Value.

f.     TERMINATION  AS  A  REMEDY.  In the event the aggregate sum of the Defect
       --------------------------
Values exceeds thirty-five percent (35%) of the Purchase Price, either Buyer or Seller may elect to terminate this Agreement, in which case neither party shall have any further liability or obligation to the other hereunder except as to (i) Seller's obligation to return the Deposit to Buyer and (ii) all obligations of Seller and Buyer imposed by any confidentiality agreement, which shall survive such termination and be enforceable in accordance with the terms thereof.

10.     SUSPENSE  FUNDS  HELD  BY  SELLER.  At  Closing, Seller shall provide to
        ---------------------------------
Buyer a listing showing all proceeds from production attributable to the Assets that are currently held in suspense and shall transfer to Buyer all such suspended proceeds. Buyer shall be responsible for proper distribution of all the suspended proceeds to the parties lawfully entitled to them, and hereby agrees to indemnify, defend, and hold harmless Seller from and against any and all losses arising out of or relating to Buyer's retention or distribution of such suspended proceeds. Seller represents and warrants that, to its knowledge, the amounts in such suspense accounts are materially sufficient to cover all claims thereunder.

11.     CLOSING.  The purchase and sale of the Assets pursuant to this Agreement
        -------
shall be consummated ("Closing") in Duffield, Virginia, at the offices of Seller on December 29, 2000 (the "Closing Date"), but effective as of October 1, 2000 (the "Effective Date"). If Closing is not consummated on the Closing Date due to Buyer's willful failure to satisfy one or more of the conditions to Closing, Seller's sole remedy shall be to retain the Deposit as liquidated damages. If the Closing fails to occur for any other reason, Buyer shall be entitled to receive the Deposit.

12.     CLOSING  STATEMENT  AND  POST-CLOSING  ADJUSTMENTS.
        --------------------------------------------------

a.     CLOSING STATEMENT.  Seller shall deliver to Buyer, by not later than five
       -----------------
(5) days prior to the Closing Date, a statement (the "Statement") which Seller has prepared in accordance with this Agreement and with generally accepted accounting principles consistently applied setting forth each adjustment to the Purchase Price necessary in accordance herewith and showing the calculation of such adjustments in accordance with Section 2(b) hereof. By one day prior to the Closing Date, Buyer shall provide written notice to Seller of any objections of Buyer to any item on the Statement showing the calculations resulting in such objections. Buyer and Seller shall attempt in good faith to resolve their differences. If they are unable to do so, Closing will be based on the Statement and any disagreements registered by Buyer will be reserved for the Final Settlement Statement.

b.     FINAL  SETTLEMENT  STATEMENT.  After  the  Closing  Date,  Seller  shall
       ----------------------------
prepare, in accordance with this Agreement and with generally accepted accounting principles consistently applied, a statement (the "Final Settlement Statement"), a copy of which shall be delivered by Seller to Buyer no later than one hundred twenty (120) days after the Closing Date, setting forth each adjustment to the Purchase Price necessary in accordance herewith and showing the calculation of such adjustments in accordance with Section 2(b) hereof. Buyer shall have forty-five (45) days after receipt of the Final Settlement Statement to review such statement and to provide written notice to Seller of Buyer's objection to any item on the statement. Buyer's notice shall clearly identify the item(s) objected to and the reasons and support for the objection(s). If Buyer does not provide written objection(s) within the 45-day period, the Final Settlement Statement shall be deemed correct and shall not be subject to further adjustment. If Buyer provides written objection(s) within the 45-day period, the Final Settlement Statement shall be deemed correct as to the items with respect to which no objections were made. Buyer and Seller shall meet to negotiate and resolve the objections within fifteen (15) days of Buyer's receipt of Seller's objections. If Buyer and Seller agree on all objections the adjusted Final Settlement Statement shall be deemed correct and shall not be subject to further adjustment. Any items not agreed to at the end of the 15-day period may, at either party's request, be resolved by arbitration in accordance with Section 12 (c) below.

c.     ARBITRATION.  If  Seller and Buyer cannot agree upon the Final Settlement
       -----------
Statement, the parties shall chose a mutually agreeable big six accounting firm to act as an arbitrator and decide all points of disagreement with respect to the Final Settlement Statement by not later than twenty (20) days following the parties retention of such consultant for such purpose. The decision of such accounting firm on all such points shall be binding upon the parties. The costs and expenses of such accounting firm shall be borne 50% by Seller and 50% by Buyer.

d.     PAYMENT  OF FINAL PURCHASE PRICE.  Any amounts owing from Seller to Buyer
       --------------------------------
or Buyer to Seller as determined by the Final Settlement Statement shall be paid within five (5) days of the date the Final Settlement Statement is agreed upon or the final decision of the accounting firm, as the case may be.

13.      LIMITATION  OF  WARRANTIES.  Except as otherwise set forth in Section 4
         --------------------------
hereof, the Assets constituting personal property are being sold by Seller to Buyer without recourse, covenant, or warranty of any kind, express, implied, or statutory. WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER CONVEYS SUCH PERSONAL PROPERTY AS-IS, WHERE-IS AND WITH ALL FAULTS AND EXPRESSLY DISCLAIMS AND NEGATES (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. SELLER ALSO EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING
TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE ASSETS BASED THEREON OR THE CONDITION OR STATE OF REPAIR OF ANY OF THE ASSETS; THIS DISCLAIMER AND DENIAL OF WARRANTY ALSO EXTENDS TO THE EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE PRICES BUYER AND SELLER ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF OIL, GAS OR OTHER SUBSTANCES FROM THE ASSETS, IT BEING UNDERSTOOD THAT ALL RESERVE, PRICE, AND VALUE ESTIMATES UPON WHICH BUYER HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY THE INDIVIDUAL EVALUATION OF BUYER.

14.     INDEMNIFICATION.  Except  as  expressly  limited  elsewhere  in  this
        ---------------
Agreement:

a.     BUYER'S  INDEMNIFICATION.  Buyer  agrees  to  indemnify and hold harmless
       ------------------------
Seller, its officers, directors, employees, shareholders and any entity which controls, is controlled by or is under common control with Seller and each of their respective successors and assigns (the "Indemnified Parties") from and against any and all liability, loss, cost and expense (including, without limitation, court costs and reasonable attorneys' fees) (collectively, "Damages") incurred by any Indemnified Party and arising directly or indirectly out of or resulting from:
i. any liability attributable to the Assets which is incurred with respect to any period of time after the Effective Date;

ii. any liability resulting from the condition of the Assets arising at any time prior to or after the Effective Date under any Environmental Law; and/or

iii. any breach by Buyer of any of its representations, warranties, covenants or agreements hereunder, subject to Section 30 hereof, it being acknowledged that Seller's right to indemnification for breach of any representation and warranty of Buyer shall terminate simultaneously with the termination of such representation and warranty at the time described in Section 30 hereof.

b.     SELLER'S  INDEMNIFICATION.  Seller  agrees to indemnify and hold harmless
       -------------------------
Buyer, its officers, directors, employees, shareholders and any entity which controls, is controlled by or is under common control with Buyer and each of their respective successors and assigns (the "Buyer Indemnified Parties") from and against any and all Damages incurred by any Buyer Indemnified Party and arising directly or indirectly out of or resulting from

i. any liability (other than a liability from which Seller is indemnified pursuant to Section 14(a)(ii) hereof) attributable to the Assets which is incurred with respect to any period of time on or before the Effective Date;

ii. any breach by Seller of any of its representations, warranties, covenants or agreements hereunder, subject to Section 30 hereof, it being acknowledged that Buyer's right to indemnification for breach of any representation and warranty of Seller shall terminate simultaneously with the termination of such representation and warranty at the time set forth in Section 30 hereof; and

iii. any Damages incurred by Buyer arising directly or indirectly out of or resulting from Seller's failure to obtain a Consent from any Non-response Consent Holder, but only if Buyer provides written notice of such Damages to Seller prior to December 29, 2001.

c.     LIMITS  ON  INDEMNIFICATION.  The  respective indemnity and hold harmless
       ---------------------------
obligations of the parties hereto shall be limited as follows: (i) indemnification shall not apply to (A) any amount that was taken into account as an upward or downward adjustment of the Purchase Price pursuant to the provisions hereof, but only to the extent of such adjustments or (B) either party's costs and expenses with respect to the negotiation and consummation of this Agreement and the purchase and sale of the Assets; (ii) Buyer shall not be permitted to enforce any claim for indemnification hereunder until the aggregate amount of all such claims exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "Deductible Amount"), in which event Buyer shall be entitled to receive indemnification payments only to the extent its aggregate Damages exceed the Deductible Amount; (iii) the aggregate liability of Seller hereunder shall not exceed the Purchase Price; and (iv) no party hereto shall be liable for consequential or incidental damages incurred by the other party.

15.     RISK  OF  LOSS.  No  adjustment  to the Purchase Price shall be made if,
        --------------
after the date hereof and prior to the Closing, any part of the Assets shall be destroyed or harmed by fire or any other casualty or cause or shall be taken by condemnation or the exercise of eminent domain, but Buyer shall be entitled to any applicable insurance proceeds (to the extent actually received by Seller and not payable from a captive insurance carrier or subject to reimbursement or repayment by Seller or its affiliates) or condemnation awards.

16.     TERMINATION  AND  REMEDIES.
        --------------------------

a.     TERMINATION.  If  the Closing has not occurred on or prior to the Closing
       -----------
Date on account of any failure of Buyer to perform its obligations hereunder and Seller has fully complied and performed pursuant to the provisions of this Agreement, Seller may terminate this Agreement and retain the Deposit as liquidated damages, in which case Buyer shall give written instructions to the Bank to deliver the Deposit, including interest, to Seller. THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY.

b.     SOLE REMEDY OF BUYER PRIOR TO CLOSING.  If, any time prior to Closing, it
       -------------------------------------
     is determined that any of the representations and warranties made herein by Seller are materially incorrect or if Seller fails to fully and timely comply with any of Seller's obligations as set forth herein or as required by applicable law, Buyer's sole and exclusive remedy against Seller shall be to terminate this Agreement, and within five (5) business days after Seller receives written notice of such election by Buyer, Seller shall give written instructions to the Bank to return the Deposit, including interest, to Buyer.

17.     FURTHER  ASSURANCES.  After the Closing, Seller and Buyer shall execute,
        -------------------
acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto.

18.     ACCESS  TO  RECORDS  BY  SELLER.  Within thirty (30) days after Closing,
        -------------------------------
Seller shall deliver to Buyer the originals of all Records, except that Seller shall retain (a) the originals of all Records which relate to properties other
----
than the Assets being sold herein, and (b) the originals of all accounting Records, subject to the right of Buyer to copy selected portions of such accounting Records at Buyer's expense and with minimal disruption of Seller's ongoing business. For a period of six (6) years after the date of Closing, Buyer will retain the Records delivered to it pursuant hereto and will make such Records available to Seller upon reasonable notice at Buyer's headquarters at reasonable times and during office hours. Buyer shall notify Seller in writing within thirty (30) days of the sale to a third party of all or any part of the Assets which involves the transfer of any of the Records of the name and address of the buyer(s) in any such sale. Buyer shall require as part of any such sales transaction that such third party assume the obligations imposed on Buyer in this Section.

19.     NOTICES.  All  notices  required or permitted under this Agreement shall
        -------
be in writing and shall be delivered personally or by certified mail, postage prepaid and return receipt requested or by telecopier as follows:

Buyer          John  Mork,  President  and  CEO
               Energy  Corporation  of  America
               4643  South  Ulster  Street,  Suite  1100
               Denver,  CO  80237
                    Telephone:     303-694-2667
                    Telecopier:     303-694-2763

With  copies  to:
               Thomas  R.  Goodwin,  Esquire
               Tammy  J.  Owen,  Esquire
               Goodwin  &  Goodwin,  LLP
               300  Summers  Street,  Suite  1500
               Charleston,  WV  25301
                    Telephone:     304-346-7000
                    Telecopier:     304-344-9692


Seller         James  D.  McKinney
               Penn  Virginia  Oil  &  Gas  Corporation
               6907  Duff-Patt  Road,  P.O.  Box  386
               Duffield,  VA  24244
                    Telephone:     540-431-4511
                    Telecopier:     540-431-2407;  and

With  copies  to:

               James  O.  Idiaquez
               Penn  Virginia  Oil  &  Gas  Corporation
               11757  Katy  Freeway,  Suite  300
               Houston,  Texas  77079
                    Telephone:     281-966-3861
                    Telecopier:     281-966-3870;  and

               Nancy  M.  Snyder
               General  Counsel
               Penn  Virginia  Corporation
               One  Radnor  Corporate  Center,  Suite  200
               100  Matsonford  Road
               Radnor,  PA  19087
                    Telephone:     (610)  687-8900
                    Telecopier:     (610)  687-3688

or to such other place within the United States of America as either party may designate as to itself by written notice to the other. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address. Notices given by telecopier shall be effective upon actual receipt if received during recipient's normal business hours or at the beginning of the next business day after receipt if received after the recipient's normal business hours. All notices by telecopier shall be confirmed in writing on the day of transmission by either mailing by postage prepaid certified mail with return receipt requested, or by personal delivery.

20.     ARBITRATION.  If  at  any time any dispute shall arise between Buyer and
        -----------
Seller under this Agreement or under any of the terms and provisions hereof (other than any dispute to be decided by an accounting firm pursuant to section 9 hereof) which cannot be agreed upon by the parties hereto, then such dispute shall be referred to a board of arbitrators (the "Board"). Such Board shall be composed of a representative of Buyer and a representative of Seller, to be selected by them, respectively, and a third arbitrator who shall be chosen by the two (2) arbitrators herein provided for. In case the two (2) arbitrators are unable to agree within ten (10) days upon a third arbitrator, then the American Arbitration Association shall designate a disinterested person to act as such arbitrator; and, in case either of the parties should, for a period of ten (10) days after receipt of the notice below referred to, fail to select and make known in writing to the other party the arbitrator selected by it, the said American Arbitration Association shall designate two (2) disinterested persons, who together with the person selected by the party desiring the arbitration, shall constitute the Board. Either party may at any time serve upon the other a notice setting forth the point or points upon which the decision of said Board is desired and the other party may, within ten (10) days thereafter, serve a counter-notice specifying any additional points or differences arbitrable hereunder upon which such other party may desire a decision. The Board shall give ten (10) days written notice of the time and place of hearing to the respective parties, and shall determine questions submitted to it for arbitration, and make its decision and award in writing. The decision and award of a majority of the arbitrators shall be final, conclusive and obligatory upon the parties to this Agreement, their successors and assigns, and without appeal, and each party hereto agrees to abide by and comply with every such decision and award. Those costs of any such arbitration shall in the first instance be paid by the party requesting the same, but if such party substantially prevails therein it shall be reimbursed therefore by the other party, and this question of costs shall in each case be determined by the Board when it renders its decision on the question or questions submitted to it.

21.     GOVERNING  LAW.  This  Agreement  shall  be governed by and construed in
        --------------
accordance  with  the  laws  of  the  Commonwealth  of  Virginia.

22.     ASSIGNMENT.  This Agreement shall be binding upon and shall inure to the
        ----------
benefit of the Parties hereto and their respective permitted successors and assigns. Notwithstanding the preceding sentence, Buyer shall not assign this Agreement or its rights or obligations hereunder without Seller's written consent which consent shall not be unreasonably withheld or delayed; provided, however that Buyer may assign its rights and obligations hereunder to Eastern American Energy Corporation without such consent.

23.     ENTIRE  AGREEMENT;  AMENDMENTS; WAIVERS.  This Agreement constitutes the
        ---------------------------------------
entire Agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter. This Agreement may not be amended and no rights hereunder may be waived except by a written document signed by the party to be charged with such amendment or waiver. No waiver of any of the provisions of the Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

24.     SEVERABILITY.  If  a court of competent jurisdiction determines that any
        ------------
clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

25.     PRESS RELEASES.  Seller and Buyer shall consult with each other prior to
        --------------
the issuance of any press releases or other public announcements concerning this transaction.

26.     HEADINGS.  The  headings  of  the  Sections  of  this  Agreement are for
        --------
guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

27.     COUNTERPARTS.  This Agreement may be executed by Buyer and Seller in any
        ------------
number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. This Agreement will be binding upon the parties who do sign whether or not all parties sign the Agreement.

28.     EXPENSES,  FEES AND TAXES.  Each of the parties hereto shall pay its own
        -------------------------
fees and expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby, including broker fees. Buyer shall be responsible for the cost of all fees for the recording of transfer documents. All other costs shall be borne by the party incurring them. Notwithstanding anything to the contrary herein, it is acknowledged and agreed by and between Seller and Buyer that the Purchase Price excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall indemnify and hold Seller harmless with respect to the payment of any of such taxes, including any interest or penalties assessed thereon. The indemnity and hold harmless obligation contained in the preceding sentence shall survive the Closing.

29.     BUSINESS  DAYS.  The  term  "business day" when referred to herein shall
        --------------
mean any day (other than a day which is a Saturday, Sunday or legal holiday) in the state of Virginia.


30. Survival of Representations and Warranties. The representations and warranties included in Sections 4, 5 and 10 hereof shall survive until the Closing Date except that the representations and warranties included in

a. Section 4(i) shall survive with respect to any Asset until the later to occur of (i) the date on which Seller or its permissible assignee ceases to own such Asset or (ii) December 29, 2005; and

b.     Section  4(j)  shall  survive  until  June  29,  2001.


IN WITNESS WHEREOF, the parties hereto have caused their duly elected officers to execute this Agreement on the date first above written.


                                       PENN  VIRGINIA  OIL  &  GAS  CORPORATION


                                   By:    /s/ James O. Idiaquesz
                                      -----------------------------------------
                                        James  O.  Idiaquez
                                        Vice  President


                                        ENERGY  CORPORATION  OF  AMERICA


                                   By:     /s/ Joseph E. Casabona
                                       -----------------------------------------
                                         Joseph E. Casabona
                                         Executive Vice President